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Consent of Independent Certified Public Accountants

Perma-Fix Environmental Services, Inc.
Gainesville, Florida

We hereby consent to the incorporation by reference in this Registration Statement of our report dated March 9, 2001, relating to the consolidated financial statements and schedule of Perma-Fix Environmental Services, Inc. and subsidiaries appearing in the Company's Annual Report on form 10-K for the year ended December 31, 2000.

/s/ BDO Seidman, LLP

BDO Seidman, LLP
Chicago, Illinois
December 21, 2001